Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal First Quarter Ended April 17, 2022
The Company Reaffirms Full Year 2022 Adjusted EBITDA Guidance
Greenwood Village, CO – May 26, 2022 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal first quarter ended April 17, 2022.
Results for the first quarter, as compared to the prior year as applicable, included the following:
•Restaurant revenue of $380.6 million increased 19.4% compared to 2021;
◦Eighth consecutive quarter of sustained off-premises sales dollars of more than double pre-pandemic levels;
•Comparable restaurant revenue increased 19.7% compared to 2021;
◦Approximately 200 restaurants were serving Donatos® pizza prior to 2022, with comparable restaurant revenue growth of Donatos® locations outperforming non-Donatos® locations by more than 5% compared to 2019;
•Net loss of $3.1 million improved $5.6 million compared to 2021;
•Restaurant level operating profit margin decreased by 170 basis points driven primarily by commodity and labor cost inflation, partially offset by sales leverage;
•Adjusted EBITDA(1) (a non-GAAP metric) of $28.0 million improved $0.6 million compared to 2021;
•Launched a new redrobin.com website in March offering an improved online ordering experience that we expect will drive increased frequency of guest visits and higher order conversion; and,
•Completed a new $225 million, five-year credit agreement that provides us with long-term flexibility to strategically invest in our business and create value for our shareholders.
First Quarter 2022 Financial Summary Compared to 2021
The following table presents financial highlights for the fiscal first quarter of 2022, compared to results from the same period in 2021:

	Sixteen Weeks Ended
	April 17, 2022	April 18, 2021
Total revenues (millions)(3)	$395.6	$326.3
Restaurant revenues (millions)	380.6	318.7
Net loss (millions)	(3.1)	(8.7)
Restaurant Level Operating Profit (millions)(2)	$53.1	$50.0
Restaurant Level Operating Profit Margin(2)	14.0%	15.7%
Adjusted EBITDA (millions)(1)	$28.0	$27.4

Loss per diluted share ($ per share)	$(0.20)	$(0.56)
Adjusted loss per diluted share ($ per share)(2)	$(0.12)	$(0.30)

(1) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net loss.
(2) See schedule I for a reconciliation of Adjusted loss per diluted share, a non-GAAP measure, to Loss per diluted share, and schedule II for a reconciliation of Restaurant level operating profit and Restaurant level operating profit margin, non-GAAP measures, to Loss from operations.
(3) Includes $5.9 million due to change in estimate, gift card breakage revenue, which relates to the Company's re-evaluation of its estimated redemption pattern.
First Quarter 2022 Operating Results
Comparable restaurant revenue(4) increased 19.7% in the first quarter of 2022 compared to the same period a year ago, driven by a 12.8% increase in average Guest check and a 6.9% increase in Guest count. The increase in average Guest check resulted from a 6.0% increase in menu mix including incremental sales related to checks that include Donatos® pizza, a 5.4% increase in pricing, and a 1.4% decrease in discounts. The increase in menu mix was primarily driven by our limited time menu offerings and higher dine-in sales volumes.
The decrease in Net loss compared to 2021 was primarily due to a $61.9 million increase in restaurant revenue, partially offset by higher commodity and labor inflation, staffing costs, and marketing expenses. The increase in Adjusted EBITDA(2) was due to the aforementioned factors less the impact of Interest expense, Income tax benefits, Depreciation and amortization, and Other charges.

Paul J. B. Murphy III, Red Robin’s President and Chief Executive Officer, said, "We are continuing to drive meaningful financial growth through our long-term, strategic investments. We have now added Donatos® pizza to almost half our Company restaurants, and in the first quarter we generated total pizza sales of more than $7 million and checks with pizza were higher on average by more than $10. Our integrated and seamless digital ecosystem, which includes a newly designed website and the recent launch of our first app, will drive trial and frequency as we increase marketing to a broader audience during the second quarter and beyond. Lastly, we are also communicating more effectively with our growing Red Robin Royalty® members, now totaling 10.6 million, through a new loyalty platform that is yielding all time high guest engagement by enhancing our capabilities to personalize offers and deliver compelling campaigns."
(4) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

Murphy concluded, "While we are keeping a keen eye on industry challenges and the macroeconomic environment, we are pleased with the current trajectory of our business. Our innovative limited time product promotions are driving higher guest traffic and incremental check margin, while our off-premises sales dollars have remained consistent. Operationally, we are focused on optimizing staffing while delivering a consistently great guest experience, creating incremental sales opportunities as we move forward."
Outlook for 2022 and Guidance Policy
The Company provides guidance of select information related to the Company's financial and operating performance, and such measures may differ from year to year.
The Company reiterated the following guidance for full year 2022:
•Mid-to-high single digit restaurant labor cost inflation;
•Selling, general and administrative costs between $145 and $155 million;
•Adjusted EBITDA(1) between $80 and $90 million; and,
•Capital expenditures of $40 to $50 million, as we continue to progress our strategic initiatives and focus on operational execution as we emerge from the pandemic, including continued investment in maintaining our restaurants and systems, modest new restaurant growth, Donatos® expansion to approximately 50 restaurants, improvements to our operational technology solutions, and off-premises execution enhancements.
We continue to expect pricing in the mid-single digits during 2022, along with other operating initiatives underway, to mitigate cost inflation. We also continue to expect margin pressures to persist during 2022 and improve through the year with increased staffing and dine-in sales, and to achieve a 2019 restaurant-level operating profit margin in 2023.
Due to the impact of geopolitical events and their impacts on the macroeconomic environment during 2022, the Company is updating its commodity cost inflation guidance for full year 2022 to low double digit inflation, up from our previous guidance of mid-to-high single digits.
(1) Please refer to the Reconciliation of Net Loss to EBITDA and Adjusted EBITDA included on Schedule III of this release. The Company has not provided a reconciliation of its Adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of Adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its first quarter 2022 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (201)-689-8560. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412)-317-6671; the conference ID is 13728550. The replay will be available through Thursday, June 2, 2022.

The call will be webcast live from the Company's website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 520 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; anticipated uses of capital and planned investments in growth platforms; continued Guest demand for dine-in and off-premise offerings; the impact of industry labor and supply chain challenges and inflationary pressures; statements under the heading "Outlook for 2022 and Guidance Policy," including with respect to commodity and labor cost inflation; selling, general and administrative costs; adjusted EBITDA; capital expenditures including investment in our restaurants and systems, new restaurant growth, continued Donatos® expansion; pricing expectations for 2022; and our ability to mitigate cost inflation; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, staffing levels, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions, including off-premises enhancements; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Joanna Kaufman, Red Robin Gourmet Burgers, Inc.
jkaufman@redrobin.com
(410) 458-2308
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Sixteen Weeks Ended
	April 17, 2022	April 18, 2021
Revenues:
Restaurant revenue	$380,612	$318,677
Franchise royalties, fees, and other revenue	14,938	7,598
Total revenues	395,550	326,275

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	90,941	69,166
Labor	138,108	111,659
Other operating	67,864	57,712
Occupancy	30,599	30,100
Depreciation and amortization	23,919	25,888
General and administrative	25,043	22,255
Selling	9,337	8,355
Pre-opening costs and acquisition costs	62	—
Other charges	5,307	5,471
Total costs and expenses	391,180	330,606

Income (loss) from operations	4,370	(4,331)

Other expense:
Interest expense, net and other	7,413	4,330

Loss before income taxes	(3,043)	(8,661)
Income tax provision	62	52
Net loss	$(3,105)	$(8,713)
Loss per share:
Basic	$(0.20)	$(0.56)
Diluted	$(0.20)	$(0.56)
Weighted average shares outstanding:
Basic	15,748	15,579
Diluted	15,748	15,579

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	April 17, 2022	December 26, 2021
Assets:
Current Assets:
Cash and cash equivalents	$33,772	$22,750
Accounts receivable, net	12,551	21,400
Inventories	25,232	25,219
Income tax receivable	13,245	15,824
Prepaid expenses and other current assets	15,080	16,963
Restricted cash	8,151	—
Total current assets	108,031	102,156
Property and equipment, net	371,840	386,336
Operating lease assets	389,983	400,825
Intangible assets, net	20,472	21,292
Other assets, net	16,210	18,389
Total assets	$906,536	$928,998

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$31,572	$32,510
Accrued payroll and payroll related liabilities	34,727	32,584
Unearned revenue	37,986	54,214
Current portion of operating lease liabilities	48,297	48,842
Current portion of long-term debt	2,000	9,692
Accrued liabilities and other	47,514	45,458
Total current liabilities	202,096	223,300
Long-term debt	192,426	167,263
Long-term portion of operating lease liabilities	420,648	435,136
Other non-current liabilities	14,509	26,325
Total liabilities	829,679	852,024

Stockholders' Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,786 and 15,722 shares outstanding as of April 17, 2022 and December 26, 2021	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of April 17, 2022 and December 26, 2021	—	—
Treasury stock, 4,663 and 4,727 shares, at cost as of April 17, 2022 and December 26, 2021	(190,022)	(192,803)
Paid-in capital	242,756	242,560
Accumulated other comprehensive income (loss), net of tax	12	1
Retained earnings	24,091	27,196
Total stockholders' equity	76,857	76,974
Total liabilities and stockholders' equity	$906,536	$928,998

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted net loss, Adjusted loss per share - basic, and Adjusted loss per share - diluted, which are non-GAAP measurements which present the sixteen weeks ended April 17, 2022 and April 18, 2021 Net loss and basic and diluted loss per share, excluding the effects of material changes in accounting estimate, restaurant asset impairment, write-off of unamortized debt issuance costs, litigation contingencies, restaurant closure costs, other financing costs, COVID-19 related costs, board and stockholder matters costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Sixteen Weeks Ended
	April 17, 2022	April 18, 2021
Net loss as reported	$(3,105)	$(8,713)
Change in estimate, gift card breakage revenue, net of commissions(1)	(5,246)
Restaurant asset impairment	2,122	1,242
Write-off of unamortized debt issuance costs(2)	1,727	—
Litigation contingencies	1,720	1,085
Restaurant closure costs	949	2,447
Other financing costs(3)	309	—
COVID-19 related costs	207	569
Board and stockholder matter costs	—	128
Income tax effect	(465)	(1,422)
Adjusted net loss	$(1,782)	$(4,664)

Loss per share - basic:
Net loss as reported	$(0.20)	$(0.56)
Change in estimate, gift card breakage revenue, net of commissions(1)	(0.33)	—
Restaurant asset impairment	0.13	0.08
Write-off of unamortized debt issuance costs(2)	0.11	—
Litigation contingencies	0.11	0.07
Restaurant closure costs	0.06	0.16
Other financing costs(3)	0.02	—
COVID-19 related costs	0.01	0.03
Board and stockholder matter costs	—	0.01
Income tax effect	(0.03)	(0.09)
Adjusted loss per share - basic	$(0.12)	$(0.30)

Loss per share - diluted:
Net loss as reported	$(0.20)	$(0.56)
Change in estimate, gift card breakage revenue, net of commissions(1)	(0.33)	—
Restaurant asset impairment	0.13	0.08
Write-off of unamortized debt issuance costs(2)	0.11	—
Litigation contingencies	0.11	0.07
Restaurant closure costs	0.06	0.16
Other financing costs(3)	0.02	—
COVID-19 related costs	0.01	0.03
Board and stockholder matter costs	—	0.01
Income tax effect	(0.03)	(0.09)
Adjusted loss per share - diluted	$(0.12)	$(0.30)

Weighted average shares outstanding
Basic	15,748	15,579
Diluted	15,748	15,579
(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Write-off of unamortized debt issuance costs related to the remaining unamortized debt issuance costs related to our legacy credit agreement with the completion of the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.
(3)     Other financing costs includes legal and other charges related to the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Restaurant revenues, Loss from Operations and Net Loss
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company's investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the sixteen weeks ended April 17, 2022, and April 18, 2021 expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Sixteen Weeks Ended
	April 17, 2022		April 18, 2021
Restaurant revenues	$380,612	96.2%	$318,677	97.7%
Restaurant operating costs(1):
Cost of sales	90,941	23.9	69,166	21.7
Labor	138,108	36.3	111,659	35.0
Other operating	67,864	17.8	57,712	18.1
Occupancy	30,599	8.0	30,100	9.4
Restaurant-level operating profit	53,100	14.0%	50,040	15.7%

Add – Franchise royalties, fees, and other revenue	14,938	3.8%	7,598	2.3%
Deduct – other operating:
Depreciation and amortization	23,919	6.0	25,888	7.9
General and administrative expenses	25,043	6.3	22,255	6.8
Selling	9,337	2.4	8,355	2.6
Pre-opening & acquisition costs	62	—	—	—
Other charges	5,307	1.3	5,471	1.7
Total other operating	63,668	16.1%	61,969	19.0%

Loss from operations	4,370	1.1%	(4,331)	(1.3)%

Interest expense, net and other	7,413	1.9	4,330	1.3
Income tax provision	62	—	52	—
Total other	7,475	1.9	4,382	1.3

Net loss	$(3,105)	(0.8)%	$(8,713)	(2.7)%
________________________________________
(1)Excluding depreciation and amortization, which is shown separately.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net loss before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors' understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of material change in estimate, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, other financing costs, and COVID-19 related costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net loss or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Sixteen Weeks Ended
	April 17, 2022	April 18, 2021
Net loss as reported	$(3,105)	$(8,713)
Interest expense, net	7,088	4,677
Income tax benefit	62	52
Depreciation and amortization	23,919	25,888
EBITDA	$27,964	$21,904

Change in accounting estimate, gift card breakage(1)	$(5,246)	$—
Asset impairment	2,122	1,242
Litigation contingencies	1,720	1,085
Restaurant closure costs	949	2,447
Other financing costs(2)	309	—
COVID-19 related costs	207	569
Board and stockholder matter costs	—	128
Adjusted EBITDA	$28,025	$27,375
________________________________________
(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Other financing costs includes legal and other charges related to the refinancing of our Credit Facility in the first quarter of fiscal year 2022.